Exhibit 99.1

Acies Acquisition Corp. Announces Pricing of $200 Million Initial Public Offering

Manhattan Beach, CA, October 22, 2020 /PRNewswire/ -- Acies Acquisition Corp. (NASDAQ: ACACU, the "Company") announced today that it priced its initial public offering of 20,000,000 units at a price to the public of $10.00 per unit. The units are expected to commence trading on October 23, 2020 on The Nasdaq Capital Market under the ticker symbol "ACACU". Each unit consists of one Class A ordinary share and one-third of one warrant, each whole warrant entitling the holder to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the ordinary shares and warrants are expected to be traded on The Nasdaq Capital Market under the symbols "ACAC" and "ACACW," respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The offering is expected to close on October 27, 2020, subject to customary closing conditions.

Morgan Stanley, J.P. Morgan and Oppenheimer & Co. Inc. are acting as the book-running managers of the offering. The underwriters have been granted a 45-day option to purchase up to an additional 3,000,000 units offered by the Company to cover over-allotments, if any.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on October 22, 2020. The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014; J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204 or e-mail at prospectus-eq_fi@jpmorgan.com; and Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8055 or email at equityprospectus@opco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Acies Acquisition Corp.

The Company is a newly organized blank check company, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company has not selected any potential business combination target, it is focused on identifying a business combination target within the live, location-based and mobile experiential entertainment industries. Specific sectors that the Company will target span live events, family entertainment, casino gaming, destination hospitality, sports, sports betting and iGaming, and social and casual mobile games. The Company plans on pursuing both consumer-facing operators as well as the business-to-business platforms that support them. While predominantly focused on the U.S., the Company’s search may expand to international markets.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company's initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

Doug Donsky, ICR Inc.

P: (646) 677-1844

Email: AciesPR@icrinc.com